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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" and "Selected Financial Information" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-56287) and related Prospectus of Union Tank Car Company for the registration of Pass Through Certificates Series 1994-A, and to the incorporation by reference therein of our report dated March 9, 1994, with respect to the consolidated financial statements and schedules of Union Tank Car Company included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                           ERNST & YOUNG LLP

Chicago, Illinois
December 2, 1994